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                                                                    EXHIBIT 99.6


CONSENT OF DEUTSCHE BANC ALEX. BROWN INC.

We hereby consent to (i) the inclusion of our opinion letter, dated May 9, 2001, to the Board of Directors of FelCor Lodging Trust Incorporated as Appendix B to the Joint Proxy Statement / Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY-- Opinions of Financial Advisors -- FelCor", "THE MERGER -- Background of the Merger", "THE MERGER -- FelCor's Reasons for the Merger; Recommendation of the FelCor Board" and "THE MERGER -- Opinions of FelCor's Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      DEUTSCHE BANC ALEX. BROWN INC.


                                      By:       /s/ RICHARD J. SOLWAY
                                          ---------------------------------
                                      Name:  Richard J. Solway
                                      Title: Managing Director



June 6, 2001